Exhibit 99.1

CONTACT:
B. Grant Yarber
President and Chief Executive Officer
Phone: (919) 645-3494
Email: gyarber@capitalbank-nc.com

FOR IMMEDIATE RELEASE

Capital Bank Corporation Announces First Quarter 2008 Financial Results and Improved Asset Quality

RALEIGH, N.C. – April 22, 2008 – Capital Bank Corporation (Nasdaq: CBKN), the parent company of Capital Bank, today reported net income for the quarter ended March 31, 2008 of $2.2 million compared to $2.4 million for the quarter ended March 31, 2007. Earnings per share on a fully diluted basis were $0.19 for the first quarter of 2008 compared to $0.21 for the first quarter 2007.

“The current banking environment is extremely challenging; however, I am pleased with the stability and positive trends that Capital Bank has been able to achieve. Asset quality has improved both from the first quarter one year ago as well as the end of 2007. Loans have grown by $125 million, or 12.2%, over the last twelve months. More recently, we have experienced positive deposit growth in our core checking account products,” stated Grant Yarber, President and CEO.

Nonperforming assets, which includes loans on nonaccrual and other real estate owned, decreased to 0.33% of total assets at the end of March 2008 compared to 0.50% at the end of December 2007 and 0.63% at the end of March 2007. In addition, past due loans declined to 0.82% of total loans as of end March 2008 compared to 0.98% at the end of December 2007 and 1.58% at the end of March 2007. Allowance for loan losses totaled 1.18% of total loans at the end of March 2008 compared to 1.32% at the end of March 2007. The allowance for loan losses as a percent of nonperforming loans was 319% at end of the first quarter 2008 compared to 184% at the end of the first quarter 2007.

“We continue to closely monitor our portfolio and the economy, and remain cautiously optimistic that we and our borrowers will weather this economic downturn,” commented Mark Redmond, EVP and Chief Credit Officer.

Capital Bank achieved $55.4 million in loan growth during the first quarter. Much of the growth has occurred in the Triangle and Western North Carolina markets, which continue to present excellent growth opportunities. Comparing balances as of December 31, 2007 to those as of March 31, 2008, deposits increased $52.2 million from $1.10 billion to $1.15 billion, checking accounts increased $26.3 million as the bank continued to emphasize growth in this critical product area, time deposits increased $55.5 million, and money market deposits decreased $29.7 million. Much of the growth in time deposits was due to retail customers shifting funds from money market savings products to CDs.

Net interest income for the first quarter of 2008 increased $186 thousand compared to the first quarter of 2007. This improvement was primarily due to the higher level of average earning assets partially offset by the decline in net interest margin from 3.52% in the quarter ended March 31, 2007 to 3.23% in the quarter ended March 31, 2008. The decline in the net interest margin is a result of the 3.00% reduction in the Prime Rate over the last twelve months.

In the quarter ended March 31, 2008, noninterest income increased $37 thousand compared to the same period one year ago. Mortgage revenue was down $256 thousand from one year ago due to the slower housing market and the company’s recent decision to focus efforts on other areas of its business that have greater potential to produce positive results in the present economy. On the other hand, service charge income, bank card income, and brokerage income increased a combined $218 thousand compared to the first quarter of 2007.

Noninterest expense increased 4.0% to $9.6 million in the quarter ended March 31, 2008, from $9.2 million in the quarter ended March 31, 2007. Employment and occupancy cost were flat when compared to the first quarter of 2007. Other noninterest expense increased primarily from increases in equipment expense of $132 thousand and professional fees of $187 thousand. The increase in equipment expense was due to equipment upgrades and increased maintenance cost.

Capital Bank Corporation, headquartered in Raleigh, N.C., with approximately $1.6 billion in total assets, offers a broad range of financial services. Capital Bank operates 27 banking offices in Asheville (3), Burlington (4), Cary, Graham (2), Greensboro, Hickory, Mebane, Morrisville, Oxford, Pittsboro, Raleigh (5), Sanford (3), Siler City, Wake Forest and Zebulon. The Company’s website is http://www.capitalbank-nc.com.

Information in this press release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Capital Bank Corporation’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Capital Bank Corporation does not undertake a duty to update any forward-looking statements in this press release.

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CAPITAL BANK CORPORATION
Summary of Operations
(Unaudited)
	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
(In thousands except per share data)

Interest income	$22,718	$23,175
Interest expense	11,809	12,452
Net interest income	10,909	10,723
Provision for loan losses	565	337
Net interest income after provision for loan losses	10,344	10,386
Noninterest income	2,227	2,190
Noninterest expense	9,605	9,236
Income before taxes	2,966	3,340
Income tax expense	799	956
Net income	$2,167	$2,384

Income per share – basic	$0.19	$0.21
Income per share – fully diluted	$0.19	$0.21
Weighted average shares outstanding:
Basic	11,289	11,493
Fully diluted	11,306	11,573

End of Period Balances
(Unaudited)
	2008	2007
	March 31	December 31	September 30	June 30	March 31
(Dollars in thousands except per share data)

Total assets	$1,575,301	$1,517,603	$1,490,244	$1,440,240	$1,481,141
Investment securities	258,086	259,116	249,083	241,666	248,726
Loans (gross)*	1,150,497	1,095,107	1,070,656	1,022,147	1,025,464
Allowance for loan losses	13,563	13,571	13,366	13,339	13,531
Total earning assets	1,419,174	1,362,048	1,335,434	1,285,715	1,327,718
Deposits	1,150,897	1,098,698	1,090,589	1,072,979	1,120,251
Shareholders’ equity	167,967	164,300	164,089	162,402	163,855

Book value per share	$14.95	$14.71	$14.58	$14.17	$14.32
Tangible book value per share	$9.33	$9.04	$8.93	$8.59	$8.71

*Includes loans held for sale

Average Balances
(Unaudited)
	2008	2007
	March 31	December 31	September 30	June 30	March 31
(Dollars in thousands)

Total assets	$1,555,986	$1,492,563	$1,445,915	$1,436,584	$1,437,234
Investments	256,538	242,272	252,090	248,850	243,732
Loans (gross)*	1,142,728	1,090,801	1,042,635	1,021,517	1,012,483
Total earning assets	1,407,345	1,347,727	1,302,859	1,292,651	1,292,811
Deposits	1,139,106	1,066,438	1,064,174	1,078,430	1,084,418
Shareholders’ equity	167,610	166,222	163,850	164,877	163,291

*Includes loans held for sale

CAPITAL BANK CORPORATION
Quarterly Results
(Unaudited)
	2008	2007
	March 31	December 31	September 30	June 30	March 31
(In thousands except per share data)

Net interest income	$10,909	$10,952	$11,185	$11,254	$10,723
Provision (credit) for loan losses	565	3,099	261	(91)	337
Net interest income after provision for loan losses	10,344	7,853	10,924	11,345	10,386
Noninterest income	2,227	2,176	2,233	2,307	2,190
Noninterest expense	9,605	10,109	9,299	9,788	9,236
Income (loss) before taxes	2,966	(80)	3,858	3,864	3,340
Income tax expense (benefit)	799	(125)	1,105	1,188	956
Net income	$2,167	$45	$2,753	$2,676	$2,384

Income per share – basic	$0.19	$–	$0.24	$0.23	$0.21
Income per share – fully diluted	$0.19	$–	$0.24	$0.23	$0.21
Weighted average shares outstanding:
Basic	11,289	11,252	11,451	11,503	11,493
Fully diluted	11,306	11,316	11,510	11,574	11,573

Quarterly Net Interest Margin*
(Unaudited)
	2008	2007
	March 31	December 31	September 30	June 30	March 31

Yield on earning assets	6.60%	7.17%	7.42%	7.51%	7.43%
Cost of interest bearing liabilities	3.76	4.33	4.32	4.34	4.36
Net interest spread	2.83	2.84	3.10	3.17	3.07
Net interest margin	3.23	3.38	3.57	3.65	3.52

*Annualized and on a fully taxable equivalent basis

Nonperforming Assets
(Unaudited)
	2008	2007
	March 31	December 31	September 30	June 30	March 31
(Dollars in thousands)

Commercial and commercial real estate	$2,919	$4,489	$7,304	$6,089	$5,725
Consumer	61	28	23	67	241
Equity lines	579	397	491	471	433
Construction	230	562	–	–	–
Mortgage	463	506	2,414	975	957
Total nonperforming loans	4,252	5,982	10,232	7,602	7,356
Other real estate owned	890	1,571	309	866	1,961
Total nonperforming assets	$5,142	$7,553	$10,541	$8,468	$9,317

Nonperforming assets include loans that are 90 days or more past due or in nonaccrual status and other real estate owned.

CAPITAL BANK CORPORATION
Key Ratios
(Unaudited)
	2008	2007
	March 31	December 31	September 30	June 30	March 31
(Dollars in thousands)

Past due loans	$9,380	$10,769	$13,157	$13,008	$16,241
Past due loans as a percent of total loans	0.82%	0.98%	1.23%	1.27%	1.58%

Net charge-offs	$573	$2,894	$234	$101	$153
Net charge-offs as a percent of average loans (annualized)	0.20%	1.06%	0.09%	0.04%	0.06%
Allowance for loan losses as a percent of total loans	1.18%	1.24%	1.25%	1.30%	1.32%
Nonperforming assets as a percent of total assets	0.33%	0.50%	0.71%	0.59%	0.63%
Allowance for loan losses as a percent of nonperforming loans	319%	227%	131%	175%	184%

CAPITAL BANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
March 31, 2008 and December 31, 2007
Unaudited
	March 31, 2008	December 31, 2007 (a)	$ Change	% Change
(Dollars in thousands)

ASSETS
Cash and due from banks:
Interest earning	$10,487	$7,815	$2,672	34.19%
Noninterest earning	32,661	32,347	314	0.97
Federal funds sold and short term investments	104	10	94	940.00
Total cash and cash equivalents	43,252	40,172	3,080	7.67
Investment securities – available for sale, at fair value	252,191	249,094	3,097	1.24
Investment securities – held to maturity, at amortized cost	5,895	10,022	(4,127)	(41.18)
Loans – net of unearned income and deferred fees	1,150,497	1,095,107	55,390	5.06
Allowance for loan losses	13,563	13,571	(8)	(0.06)
Net loans	1,136,934	1,081,536	55,398	5.12
Premises and equipment, net	24,584	23,863	721	3.02
Bank-owned life insurance	21,702	21,589	113	0.52
Deposit premium and goodwill, net	63,087	63,345	(258)	(0.41)
Deferred tax assets	5,010	5,829	(819)	(14.05)
Accrued interest receivable	6,961	7,789	(828)	(10.63)
Other assets	15,685	14,364	1,321	9.20
Total assets	$1,575,301	$1,517,603	$57,698	3.80%

LIABILITIES
Deposits:
Demand, noninterest bearing	$117,186	$114,780	$2,406	2.10%
Savings and interest-bearing demand deposits	375,547	381,258	(5,711)	(1.49)
Time deposits	658,164	602,660	55,504	9.21
Total deposits	1,150,897	1,098,698	52,199	4.75
Repurchase agreements and federal funds purchased	35,762	45,295	(9,533)	(21.05)
Borrowings	178,000	163,347	14,653	8.97
Subordinated debentures	30,930	30,930	–	–
Other liabilities	11,745	15,033	(3,288)	(21.87)
Total liabilities	1,407,334	1,353,303	54,031	3.99

SHAREHOLDERS’ EQUITY
Common stock, no par value; 20,000,000 authorized; 11,237,085 and 11,169,777 issued and outstanding as of March 31, 2008 and December 31, 2007, respectively	136,845	136,154	691	0.51
Retained earnings	29,251	27,985	1,266	4.52
Accumulated other comprehensive loss	1,871	161	1,710	1,062.11
Total shareholders’ equity	167,967	164,300	3,667	2.23
Total liabilities and shareholders’ equity	$1,575,301	$1,517,603	$57,698	3.80%

(a) Derived from audited financial statements

CAPITAL BANK CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended March 31, 2008 and 2007
(Unaudited)
	March 31, 2008	March 31, 2007	$ Change	% Change
(In thousands, except share and per share data)

Interest income:
Loans and loan fees	$19,499	$19,883	$(384)	(1.93)%
Investment securities	3,164	2,807	357	12.72
Federal funds and other interest income	55	485	(430)	(88.66)
Total interest income	22,718	23,175	(457)	(1.97)
Interest expense:
Deposits	9,072	10,006	(934)	(9.33)
Borrowings and repurchase agreements	2,737	2,446	291	11.90
Total interest expense	11,809	12,452	(643)	(5.16)
Net interest income	10,909	10,723	186	1.73
Provision for loan losses	565	337	228	67.66
Net interest income after provision for loan losses	10,344	10,386	(42)	(0.40)
Noninterest income:
Service charges and other fees	959	877	82	9.35
Mortgage fees and revenues	272	528	(256)	(48.48)
Brokerage fees	156	103	53	51.46
Bank card services	299	216	83	38.43
Net gain on sale of securities	71	–	71	–
Bank-owned life insurance	302	197	105	53.30
Other	168	269	(101)	(37.55)
Total noninterest income	2,227	2,190	37	1.69
Noninterest expense:
Salaries and employee benefits	5,036	5,042	(6)	(0.12)
Occupancy	958	956	2	0.21
Furniture and equipment	747	615	132	21.46
Data processing and telecommunications	432	388	44	11.34
Advertising	315	298	17	5.70
Office expenses	365	333	32	9.61
Professional fees	370	183	187	102.19
Business development and travel	333	313	20	6.39
Amortization of deposit premiums	257	300	(43)	(14.33)
Miscellaneous loan handling costs	94	186	(92)	(49.46)
Directors fees	267	268	(1)	(0.37)
Insurance	95	90	5	5.56
Other	336	264	72	27.27
Total noninterest expenses	9,605	9,236	369	4.00
Net income before tax expense	2,966	3,340	(374)	(11.20)
Income tax expense	799	956	(157)	(16.42)
Net income	$2,167	$2,384	$(217)	(9.10)%

Earnings per share – basic	$0.19	$0.21	$(0.02)
Earnings per share – diluted	$0.19	$0.21	$(0.02)

Weighted average shares:
Basic	11,289,453	11,492,749	(203,296)
Fully diluted	11,306,096	11,573,094	(266,998)

CAPITAL BANK CORPORATION
Average Balances, Interest Earned or Paid, and Interest Yields/Rates
For the Three Months Ended March 31, 2008, March 31, 2007, and December 31, 2007
Tax Equivalent Basis (1)

	1st Quarter 2008			1st Quarter 2007			4th Quarter 2007
(Dollars in thousands)	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate
Assets
Loans receivable: (2)
Commercial	$986,205	$16,777	6.82%	$852,128	$16,756	7.97%	$933,847	$17,820	7.57%
Consumer	46,700	910	7.81	30,822	652	8.58	43,042	895	8.25
Home equity	79,564	1,321	6.66	82,298	1,727	8.51	78,221	1,547	7.85
Residential mortgages	30,259	491	6.51	47,235	748	6.42	35,691	572	6.36
Total loans	1,142,728	19,499	6.84	1,012,483	19,883	7.96	1,090,801	20,834	7.58
Investment securities (3)	256,538	3,590	5.61	243,732	3,303	5.50	242,272	3,347	5.48
Federal funds sold and other interest on short-term investments	8,079	55	2.72	36,596	485	5.37	14,654	170	4.59
Total interest earning assets	1,407,345	$23,144	6.60%	1,292,811	$23,671	7.43%	1,347,727	$24,351	7.17%
Cash and due from banks	26,232			27,593			27,617
Other assets	136,071			130,126			130,340
Allowance for loan losses	(13,662)			(13,296)			(13,121)
Total assets	$1,555,986			$1,437,234			$1,492,563

Liabilities and Equity
Savings deposits	$30,382	$46	0.61%	$34,370	$42	0.50%	$32,800	$56	0.68%
Interest-bearing demand deposits	333,108	1,856	2.23	342,814	2,922	3.46	350,580	2,750	3.11
Time deposits	657,609	7,171	4.37	600,865	7,042	4.75	568,604	7,124	4.97
Total interest-bearing deposits	1,021,099	9,072	3.56	978,049	10,006	4.15	951,984	9,930	4.14
Borrowed funds	171,645	2,022	4.73	113,686	1,503	5.36	156,853	2,009	5.08
Subordinated debt	30,930	526	6.82	30,930	586	7.68	30,930	593	7.61
Repurchase agreements and fed funds purchased	35,563	189	2.13	34,328	357	4.22	38,499	339	3.49
Total interest-bearing liabilities	1,259,237	$11,809	3.76%	1,156,993	$12,452	4.36%	1,178,266	$12,870	4.33%
Noninterest-bearing deposits	118,007			106,369			114,454
Other liabilities	11,132			10,581			33,621
Total liabilities	1,388,376			1,273,943			1,326,341
Shareholders’ equity	167,610			163,291			166,222
Total liabilities and shareholders’ equity	$1,555,986			$1,437,234			$1,492,563

Net interest spread (4)			2.83%			3.07%			2.84%
Tax equivalent adjustment		$426			$496			$511
Net interest income and net interest margin (5)		$11,334	3.23%		$11,219	3.52%		$11,480	3.38%

(1)	The tax equivalent basis is computed using a blended federal and state tax rate of approximately 38%.
(2)	Loans receivable include nonaccrual loans for which accrual of interest has not been recorded.
(3)	The average balance for investment securities excludes the effect of their mark-to-market adjustment, if any.
(4)	Net interest spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income divided by average interest-earning assets.